FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           RMK HIGH INCOME FUND, INC.
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              (EXACT NAME OF THE FUND AS SPECIFIED IN ITS CHARTER)

            Maryland                                       Pending
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(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                   50 Front Street, Memphis, Tennessee 038103
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
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     Shares of Common Stock,                 New York Stock Exchange
  $0.0001 Par Value Per Share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

         Securities Act registration statement file number to which this form relates: 333-104589

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-104589 and 811-21332), as filed electronically with the Securities and Exchange Commission on April 16, 2003 (Accession No. 0000898432-03-000357), as the same may be amended.

Item 2:  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.








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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 19th day of May 2003.


                                    RMK HIGH INCOME FUND, INC.

                                    By:     /s/ Charles D. Maxwell
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                                    Name:   Charles D. Maxwell
                                    Title:  Secretary

















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